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                                                                 Exhibit 99.n(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]

  STEPHEN E. ROTH
  DIRECT LINE: 202.383.0158
  Internet: steve.roth@sablaw.com



                                     April 26, 2004


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      EquiTrust Life Variable Account II
                  (File No. 333-31446)
                  ----------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 (File No. 333-31446) for EquiTrust Life Variable Account II. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP


                                     By: /s/ Stephen E. Roth
                                         -------------------
                                             Stephen E. Roth